Exhibit 4.2












                   REGISTRATION RIGHTS AGREEMENT


                               Among



                  SUPERIOR ENERGY SERVICES, INC.


                                And


                   THE PARTIES SPECIFIED HEREIN



                           July 15, 1999

                   REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is entered into this ______ day of July 1999, by and among Superior Energy Services, Inc., a Delaware corporation ("Superior"), and the parties listed on the signature page hereof under the heading "Shareholders" (each a "Shareholder" and, collectively, the "Shareholders").

                       W I T N E S S E T H:

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated April 20, 1999, as amended by Amendment No. 1 thereto dated as of June 30, 1999, entered into by and between, INTER ALIA, Superior and Cardinal Holding Corp. ("Cardinal"), each Shareholder received upon consummation of the merger (the "Merger") contemplated by the Merger Agreement, shares of Superior Common Stock in exchange for the shares of common stock of Cardinal it holds; and

     WHEREAS, the parties hereto desire to set forth certain additional agreements among them relating to the Registrable Securities owned by the Shareholders.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.
     "Common Stock" means the common stock, $.001 par value per share, of Superior.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "First   Reserve   Funds"  means  First  Reserve  Fund  VII,   Limited
Partnership and First Reserve Fund VIII, L.P., both Delaware limited partnerships.

     "Fully Diluted Basis" means all issued and outstanding shares of Common Stock, plus all shares of Common Stock issuable upon the exercise of any warrants, options or rights to acquire Common Stock which are then outstanding, regardless of whether such warrants, options or other rights are at the time exercisable.

     "Holders"  means  the  holders   of   the  Registrable  Securities  in
accordance with the terms of this Agreement.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, or other business trust, joint stock company, trust, unincorporated association or other legal entity of whatever nature.

     "Piggyback Registration" means a  piggyback registration as defined in
Section 2(b) hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Securities" means (a) all shares of Common Stock issued to the Shareholders pursuant to the Merger Agreement and (b) any other securities issued by Superior after the date hereof with respect to such shares of Common Stock by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities for the purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the SEC and such securities shall have been sold pursuant thereto; (ii) such securities shall have been sold in compliance with all applicable resale provisions of Rule 144 under the Securities Act; or (iii) such securities cease to be issued and outstanding for any reason.

     "Registration Statement" means any registration statement filed by Superior that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shelf  Registration"  means  the  shelf  registration  as defined  in
Section 2(a).

     "Suspension Period" means a period of time (a) commencing on the date on which Superior provides notice that the Registration Statement for the Shelf Registration is no longer effective, the Prospectus included therein no longer complies with the requirements prescribed by Section 10(a) of the Securities Act or the occurrence of any event requiring the preparation of a supplement or amendment to the Prospectus included so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) ending on the date when each Shareholder either receives copies of the supplemented or amended Prospectus contemplated by subparagraph (a) above or otherwise is advised in writing by the Company that the use of the Prospectus may be resumed.

     2.   REGISTRATION RIGHTS

          (a) Shelf Registration. (i) Superior shall prepare and file with the SEC within 90 days after the date hereof, a Registration Statement relating to the resale from time to time of the Registrable Securities by the Shareholders in accordance with the plan and method of distribution set forth in the Prospectus forming part of such Registration Statement (the "Shelf Registration").

     (ii) Superior agrees to use its reasonable best efforts to keep the Shelf Registration continuously effective until the first to occur of (A) the second anniversary of the consummation of the Merger and (B) the date on which all of the Registrable Securities covered by the Shelf Registration have been sold pursuant thereto or may be sold pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof).

      (iii) Each Shareholder agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration during any Suspension Period. Superior agrees to cause any Suspension Period to end as soon as reasonably practicable.

     (iv) No Shareholder shall sell pursuant to the Shelf Registration a greater number of Registrable Securities than could be sold without registration under the Securities Act pursuant to Rule 144(e) as presently in effect.

          (b) Piggyback Registration. If Superior proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) for Superior's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC for transactions traditionally registered on Forms S-4 or S-8)) or
(ii) for the account of any of its holders of Common Stock, then Superior shall give written notice of such proposed filing to the Shareholders as soon as practicable (but in no event later than 30 days before the filing date), and such notice shall offer the Shareholders the opportunity to register such number of shares of Registrable Securities as the Shareholders may request within 20 days after receipt by the Shareholders of Superior's notice on the same terms and conditions as Superior's or such Holder's Common Stock (a "Piggyback Registration"). The Shareholders will be permitted to withdraw all or any part of their Registrable Securities from a Piggyback Registration at any time prior to the date the Registration Statement filed pursuant to such Piggyback Registration becomes effective with the SEC.

           Notwithstanding anything contained herein, if the Piggyback Registration is an underwritten offering and the lead managing underwriter of such offering delivers a written opinion to Superior that the size of the offering that Superior, the First Reserve Funds, the Holders and any other Persons whose securities are proposed to be included in such offering is such that the offering or the offering price would be materially and adversely affected, Superior will include in such Piggyback Registration in the following order of priority (i) first, all of the Registrable Securities requested by the First Reserve Funds and the Holders, on a pro rata basis based on the amount of securities sought to be registered, and
(ii) second, the securities proposed to be registered by any other Persons; provided, that in no event shall the number of securities included in a Piggyback Registration for Persons pursuant to Section (c)(ii) be reduced below the lesser of (i) the number of securities such Persons would be entitled to include in such Piggyback Registration if, in the event of a reduction of the size of the offering pursuant to this Section 2(c), they were entitled, notwithstanding the terms of this Section 2(c), to include their securities in such Piggyback Registration on a pro rata basis with the First Reserve Funds and the Cardinal Holders based on the amount of securities sought to be registered and (ii) 20% of the total amount of securities included in such offering for Persons other than Superior and the Persons, if any, demanding such registration.

          (c)  Filings;   Information.   In  connection  with   the   Shelf
Registration:

               (i) Superior will prepare and file with the SEC a Registration Statement on any form of the SEC for which Superior then qualifies and which counsel for Superior shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof.

               (ii) Superior will  prepare  and  file  with  the  SEC  such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period specified in Section 2(a)(ii) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

               (iii) Superior will, if requested, prior to filing the Registration Statement or any amendment or supplement thereto, furnish to any Shareholder, copies thereof, and thereafter furnish to each Shareholder, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the Prospectus included in the Registration Statement as such Shareholder may reasonably request in order to facilitate the sale of the Registrable Securities.

               (iv) Superior will promptly notify each Shareholder when the SEC declares the Registration Statement effective.

               (v) Superior will promptly notify the Shareholders of any stop order issued or, to Superior's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it as soon as practicable if entered.

               (vi) Superior will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Shareholders reasonably request; provided that Superior will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 2(c)(vi), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

               (vii)  Superior   will   notify   the  Shareholders  of  the
          commencement  and  termination  of  a  Suspension   Period.   The
          Shareholders agree that during any Suspension Period, the Shareholders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement until receipt by the Shareholders of the copies of such supplemented or amended Prospectus as may be required and, if so directed by Superior, the Shareholders will deliver to Superior all copies, other than permanent file copies, then in the Shareholders' possession of the most recent Prospectus at the time of receipt of such notice.

               (viii) Superior will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Registrable Securities pursuant to the Registration Statement.

               (ix) Superior will make generally available to the Shareholders, as soon as reasonably practicable, but not later than the first day of the fifteenth full calendar month following the effective date of the Registration Statement, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

               (x) Superior will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or market on which the Common Stock is then listed.

               (xi) Superior will furnish to each Shareholder a signed counterpart, addressed to the Shareholder, of an opinion or opinions of counsel of Superior and a comfort letter or comfort letters from Superior's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to underwriters in underwritten public offerings of securities.

          Superior may require the Shareholders to furnish promptly in writing to Superior such information regarding the Shareholders, the plan of distribution of the Registrable Securities and other information as Superior may from time to time reasonably request or as may be legally required in connection with the Registration Statement.

          (d) Registration Expenses. In connection with the Shelf Registration or any Piggyback Registration, Superior shall pay the following expenses incurred in connection with such registration: (i) filing fees with the SEC; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees and expenses incurred in connection with the listing of the Registrable Securities; (v) fees and expenses of counsel and independent certified public accountants for Superior and (vi) the reasonable fees and expenses of any additional experts retained by Superior in connection with such registration. The Shareholders shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any other out-of-pocket expenses of the Shareholders.

          (e) Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          (f) Holdback Agreements. Any Shareholder owning more than 2% of the Common Stock on a Fully Diluted Basis agrees not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 120-day period beginning on, the effective date of any underwritten Piggyback Registration in which such Shareholder participates other than the Registrable Securities to be sold pursuant to such registration statement.

     3.   INDEMNIFICATION

          (a) Indemnification by Superior. Superior agrees to indemnify and hold harmless the Shareholders, their respective general partners or managers, if any, and their respective officers and directors, and each Person, if any, who controls the Shareholders within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to the Shareholders or the plan of distribution furnished in writing to Superior by or on behalf of the Shareholders expressly for use therein; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of the Shareholders if a copy of the most current Prospectus at the time of the delivery of the Registrable Securities was not provided to the purchaser, Superior had previously furnished the Shareholders with a sufficient number of copies of the current Prospectus and such current Prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. Superior also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3(a).

          (b) Indemnification by The Shareholders. The Shareholders agree to indemnify and hold harmless Superior, its officers and directors, and each Person, if any, who controls Superior within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Superior to the Shareholders, but only with reference to information relating to the Shareholders or the plan of distribution furnished in writing by or on behalf of the Shareholders expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus. The Shareholders also agree to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of Superior provided in this Section 3(b).

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3(a) or Section 3(b), such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall have the right to assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless
(i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (d) Contribution. If the indemnification provided for in this Agreement is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of Superior and the Shareholders and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of Superior and the Shareholders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Superior and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     4. RULE 144. Superior covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, maintain registration of the Common Stock under the Exchange Act and take such further action as the Shareholders may reasonably request to the extent required from time to time to enable the Shareholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Shareholders, Superior will deliver to the Shareholders a written statement as to whether it has complied with such reporting requirements.

     5.   MISCELLANEOUS.

          (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5) shall be as set forth opposite each party's name on the signature page hereof.

          (b) TERMINATION. This Agreement will terminate upon the earlier of (i) the date upon which the Company and Shareholders owning a majority of the Registrable Securities mutually agree in writing to terminate this Agreement and (ii) the first date on which there ceases to be any Registrable Securities.

          (c) TRANSFER OF REGISTRATION RIGHTS. The rights of the Holders hereunder may be assigned by Holders to a transferee or assignee of any Registrable Securities provided that Superior is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; and provided further that the registration rights granted by Superior in Section 2 may only be transferred to transferees who meet the following criteria: such transferee is (i) a holder of 100,000 shares of the Registrable Securities before giving effect to the transfer, (ii) a family limited partnership, trust or similar entity formed solely for the benefit of the Holder, for such Holder's spouse, or their children (any such entity, a "Holder's Trust"), PROVIDED that such Holder acts as sole general partner, trustee, managing member or in such other unilaterally authoritative capacity as is applicable and retains the sole power to direct voting and disposition of such Registrable Securities, and PROVIDED, FURTHER, that any such Holder's Trust shall agree in a writing in form and substance reasonably satisfactory to Superior to be bound and shall become bound by the terms of this Agreement, or (iii) an Affiliate of a Holder.

          (d) WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Superior and Shareholders holding two-thirds or more of the Registrable Securities in the aggregate or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other Agreement between the parties) as to which there is no breach.

          (e) SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

          (f) COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one agreement, notwithstanding that all parties are not signatories to the same counterpart.

          (g)  GOVERNING  LAW.   This  Agreement   shall  be  governed  and
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          (h)  SUCCESSORS  AND  ASSIGNS.   Subject  to  Section  5(c), this
Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

          (i) REGISTRATION RIGHTS AGREEMENTS. Without the prior written consent of one or more Shareholders holding two-thirds or more of the Registrable Securities in the aggregate, Superior will neither enter into any new registration rights agreements that conflict with the terms of this Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date the First above written.

Addresses:                    SUPERIOR ENERGY SERVICES, INC.
1105 Peters Road
Harvey, Louisiana 70058
Attn: Terence E. Hall         By: /S/ TERENCE E. HALL
Fax: 504-362-1818                 Terence E. Hall
                                  President


                              SHAREHOLDERS:

                              GENERAL ELECTRIC CAPITAL CORPORATION


105 LaSalle Street, STE 2700   By: /S/ GLENN P. BARTLEY
Chicago, IL 60603              Name: GLENN P. BARTLEY
                               Title: DULY AUTHORIZED SIGNATORY


                              DLJ INVESTMENT PARTNERS, L.P.

                              By: DLJ Investment Partners, Inc.,
                                       its Managing General Partner


277 Park Avenue                By:  /S/ IVY DODES
New York, New York 10172       Name: IVY DODES
212-892-3000                   Title: VICE PRESIDENT


                              DLJ INVESTMENT FUNDING, INC.


277 Park Avenue                By: /S/ IVY DODES
New York, New York 10172       Name: IVY DODES
212-892-3000                   Title:VICE PRESIDENT


                              DLJ ESC II L.P.

                              By: DLJ LBO Plans Management Corporation


277 Park Avenue                By: /S/ IVY DODES
New York, New York 10172       Name: IVY DODES
212-892-3000                   Title:VICE PRESIDENT


                              HIBERNIA CAPITAL CORPORATION


313 Carondelet Street,         By:/S/ THOMAS B. HOYT
Suite 1300                     Name:  THOMAS B. HOYT
New Orleans, LA 70130          Title: PRESIDENT
504-533-5911

                              HIBERNIA CORPORATION
225 Baronne                    By: /S/ SCOTT P. HOWARD
New Orleans, LA 70130          Name:   SCOTT P. HOWARD
504-533-5806                   Title:  SENIOR EXECUTIVE VICE PRESIDENT


                              KOTTS CAPITAL HOLDINGS, LIMITED
                              PARTNERSHIP

5 Post Oak Avenue              By:  /S/
Suite 2250                     Name:
Houston, TX 77027              Title:


                                          /S/ KEITH ACKER
312 Sawgrass Lane                          Keith Acker
Broussard, LA 70518
318-856-4459

28 Leeward Lane                           /S/ JOHN R. GUNN
Nassau Bay, TX 77058                       John R. Gunn


3 Whittier Dr.                            /S/ ROBERT J. GUNN
Friendswood, TX 77546                     Robert J. Gunn




P.O. Box 291                              /S/ JOHN F. KERKER
Friendswood, TX 77549                     John F. Kerker



______________________________
                                          James Holleman
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                                          Anthony Alaimo
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                                           Dale Mitchell
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                                          Leona Henderson
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______________________________
                                           Pat Bankston
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                                            Pat Richard
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______________________________
                                            Bobby Lott
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